Exhibit 99.1

For Immediate Release
Jones Apparel Group, Inc.
Contacts:	Efthimios P. Sotos, Chief Financial Officer (215) 785-4000

JONES APPAREL GROUP, INC.
REPORTS THIRD QUARTER 2006 FINANCIAL RESULTS

New York, New York - October 25, 2006 - Jones Apparel Group, Inc. (NYSE:JNY) today reported results for the third quarter ended September 30, 2006. Revenues totaled $1,241.0 million versus $1,327.5 million for the third quarter of 2005. The decrease in revenues was primarily attributable to the sale of the Polo Jeans Company business during the first quarter of 2006. Polo Jeans Company contributed $78.4 million in revenues during the prior year comparable period. Excluding Polo Jeans Company, the prior year revenues were $1,249.1 million.

Earnings per share were $0.56 for the third quarter of 2006, as compared to $0.65 in the same period last year. Excluding the impact of severance and other expenses related to the strategic operating initiatives, adjusted earnings per share for the third quarter of 2006 versus the prior year comparable period was $0.63 and $0.76, respectively, as detailed in the accompanying schedule. Included in the prior year period results were two items that were recorded as reductions of Selling, General and Administrative expenses: (i) $5.1 million from Saks Incorporated related to pre-acquisition issues involving our Anne Klein business, and (ii) $5.2 million from a landlord repurchase of a Nine West retail store operating lease. In addition, Polo Jeans Company contributed $12.3 million in operating profit during the prior year period.

Peter Boneparth, President and Chief Executive Officer, stated, "Our adjusted third quarter results were better than we had anticipated, primarily due to the continuation of similar trends that we experienced during the first half of the year. The better wholesale apparel business expanded its operating profit margin by over 150 basis points, benefiting from improved gross margins and lower operating expenses versus the year ago period. Additionally, our collective denim businesses (which include Gloria Vanderbilt and l.e.i.) experienced an approximate 100 basis point operating margin expansion, and the moderate sportswear business achieved its planned operating margin target for the period. We are encouraged with the continual improvements within our wholesale footwear and accessories businesses particularly with the quarter-over-quarter sales increases of our Nine West, Anne Klein, and circa Joan & David footwear brands. Comparable store sales from our owned footwear and ready-to-wear stores (excluding Barneys New York) increased 5.1% versus the prior year period. We were also very pleased with the performance of our Barneys New York luxury retail business, which generated a comparable store sales increase of 12.4% in the quarter as it continues to exceed our expectations."

Efthimios P. Sotos, Chief Financial Officer, commented, "Accounts receivable at the end of the third quarter was $572.3 million, compared to $649.1 million at the end of the prior year period. Inventory at September 30, 2006 totaled $676.2 million, compared to $731.0 million at the end of the prior year period. We ended the quarter with $984.9 million of funded debt and, net of $34.3 million cash on hand, our debt to book capitalization ratio was 27.0%, down from 34.0% in the prior year period. Our operating cash flow for the nine months ended September 30, 2006 was $161.2 million, an increase of $59.6 million versus the comparable period in 2005, as our working capital planning remained disciplined. During the quarter, we repurchased approximately 2.8 million shares of common stock in the open market at an aggregate cost of $86.7 million, or $30.87 per share."

Mr. Boneparth added, "We continue to be pleased with the progress and tangible results of our strategic operating initiatives, which are well underway. As the financial results within our wholesale better apparel business demonstrate, we are achieving substantial improvements and cost reductions within the areas of pre-production, supply-chain management, customer service and compliance, and non-merchandise purchasing. We also remain on plan with the phased implementation of a single enterprise resource management system beginning in November of this year. After 15 months of reviewing our business operations and implementing process improvements, we remain very comfortable with our stated cost reduction goal of approximately $30 million in 2006 and over $100 million annually by the end of 2007. These business improvements will serve to offset the impact from the department store consolidations and to expand our future operating margin."

Mr. Boneparth concluded, "Overall, we were very pleased with the Company's nine month financial performance as we achieved meaningful business improvements that allowed us to exceed our plan. We believe we are heading in the right direction as we are seeing solid performance at retail of our core apparel and footwear brands including, Jones New York, Nine West, Anne Klein, Gloria Vanderbilt and circa Joan & David. However, we are not immune from the many near-term uncertainties that continue to impact our industry. As such, we continue to monitor the risks associated with volatile consumer spending patterns, consolidation in our wholesale distribution channel, historically high fuel prices and increased interest rates, which combine to form meaningful challenges. We remain cautiously optimistic for the remainder of the year and are affirming our target 2006 full year adjusted earnings per share of $2.19, which is consistent with our prior guidance. Over the long term, we remain confident in our multi-brand, multi-channel business model, which serves as the cornerstone of our strategy."

The Board of Directors approved a 17% increase in the quarterly cash dividend from $0.12 per share to $0.14 per share, which is available to all common stockholders of record as of November 17, 2006 for payment on December 1, 2006.

The Company will host a conference call with management to discuss these results at 9:00 a.m. eastern time today, which is accessible by dialing 412-858-4600 or through a web cast at www.jny.com. The call will be recorded and made available through November 2, 2006 and may be accessed by dialing 877-344-7529. Enter account number 397483.

Presentation of Information in the Press Release

In an effort to provide investors with additional information regarding the Company's consolidated operating results as determined by generally accepted accounting principles (GAAP), the Company has also disclosed in this press release non-GAAP information regarding the strategic review of its infrastructure, the loss on the sale of the Polo Jeans Company business, restructuring costs and the costs associated with the termination of certain licensing agreements. The Company believes that providing further information resulting from the execution of the strategic review will allow investors to better analyze its ongoing results. The Company has also provided a reconciliation of its GAAP results to adjusted results.

Jones Apparel Group, Inc. (www.jny.com), a Fortune 500 company, is a leading designer, marketer and wholesaler of branded apparel, footwear and accessories. The Company also markets directly to consumers through our chain of specialty retail and value-based stores, and operates the Barneys New York chain of luxury stores. The Company's nationally recognized brands include Jones New York, Evan-Picone, Norton McNaughton, Gloria Vanderbilt, Erika, l.e.i., Energie, Nine West, Easy Spirit, Enzo Angiolini, Bandolino, Joan & David, Mootsies Tootsies, Sam & Libby, Napier, Judith Jack, Kasper, Anne Klein, Albert Nipon, Le Suit and Barneys New York. The Company also markets costume jewelry under the Givenchy brand licensed from Givenchy Corporation and footwear under the Dockers Women brand licensed from Levi Strauss & Co. Each brand is differentiated by its own distinctive styling, pricing strategy, distribution channel and target consumer. The Company primarily contracts for the manufacture of its products through a worldwide network of quality manufacturers. The Company has capitalized on its nationally known brand names by entering into various licenses for several of its trademarks, including Jones New York, Evan-Picone, Anne Klein New York, Nine West, Gloria Vanderbilt and l.e.i., with select manufacturers of women's and men's products which the Company does not manufacture. For more than 30 years, the Company has built a reputation for excellence in product quality and value, and in operational execution.

Certain statements contained herein are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements regarding the Company's expected financial position, business and financing plans are forward-looking statements. The words "believes," "expect," "plans," "intends," "anticipates" and similar expressions identify forward-looking statements. Forward-looking statements also include representations of the Company's expectations or beliefs concerning future events that involves risks and uncertainties, including:

  those associated with the effect of national and regional economic conditions;

  lowered levels of consumer spending resulting from a general economic downturn or lower levels of consumer confidence;

  the performance of the Company's products within the prevailing retail environment;

  customer acceptance of both new designs and newly-introduced product lines;

  the Company's reliance on a few department store groups for large portions of the Company's business;

  consolidation of the Company's retail customers;

  financial difficulties encountered by customers;

  the effects of vigorous competition in the markets in which the Company operates;

  the Company's ability to identify acquisition candidates and, in an increasingly competitive environment for such acquisitions, acquire such businesses on reasonable financial and other terms;

  the integration of the organizations and operations of any acquired businesses into the Company's existing organization and operations;

  the Company's reliance on independent foreign manufacturers;

  changes in the costs of raw materials, labor, advertising and transportation;

  the general inability to obtain higher wholesale prices for the Company's products that the Company has experienced for many years;

  the uncertainties of sourcing associated with the new environment in which general quota has expired on apparel products (while China has agreed to safeguard quota on certain classes of apparel products through 2008, political pressure will likely continue for restraint on importation of apparel);

  the Company's ability to successfully implement new operational and financial computer systems; and

  the Company's ability to secure and protect trademarks and other intellectual property rights.

A further description of these risks and uncertainties and other important factors that could cause actual results to differ materially from the Company's expectations can be found in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2005, including, but not limited to, the Statement Regarding Forward-Looking Disclosure and Item 1A - Risk Factors therein, and in the Company's other filings with the Securities and Exchange Commission. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, such expectations may prove to be incorrect. The Company does not undertake to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Media Contact:
Joele Frank and Sharon Goldstein
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449

JONES APPAREL GROUP, INC.
CONSOLIDATED OPERATING RESULTS
(UNAUDITED)

All amounts in millions except per share data

	THIRD QUARTER				NINE MONTHS
	2006		2005		2006		2005

Net sales	$ 1,221.6	98.4%	$ 1,312.6	98.9%	$ 3,481.5	98.6%	$ 3,813.0	99.0%
Licensing income (net)	14.4	1.2%	14.9	1.1%	35.9	1.0%	40.2	1.0%
Service income	5.0	0.4%	-	-	12.9	0.4%	-	-

Total revenues	1,241.0	100.0%	1,327.5	100.0%	3,530.3	100.0%	3,853.2	100.0%
Cost of goods sold	795.0	64.1%	866.1	65.2%	2,227.7	63.1%	2,458.5	63.8%

Gross profit	446.0	35.9%	461.4	34.8%	1,302.6	36.9%	1,394.7	36.2%
SG&A expenses	334.1	26.9%	321.8	24.2%	990.2	28.0%	991.3	25.7%
Loss on sale of Polo Jeans Company business	-	-	-	-	45.1	1.3%	-	-

Income from operations	111.9	9.0%	139.6	10.5%	267.3	7.6%	403.4	10.5%
Net interest expense and financing costs	(12.2)	(1.0%)	(19.5)	(1.5%)	(39.5)	(1.1%)	(56.4)	(1.5%)
Equity in earnings of unconsolidated affiliates	1.1	0.1%	1.0	0.1%	2.9	0.1%	2.8	0.1%

Income before taxes	100.8	8.1%	121.1	9.1%	230.7	6.5%	349.8	9.1%
Provision for income taxes	37.8	3.0%	44.3	3.3%	107.1	3.0%	131.2	3.4%

Income before cumulative effect of change in accounting principle	63.0	5.1%	76.8	5.8%	123.6	3.5%	218.6	5.7%
Cumulative effect of change in accounting for share-based payments, net of tax	-	-	-	-	1.9	0.1%	-	-

Net income	$ 63.0	5.1%	$ 76.8	5.8%	$ 125.5	3.6%	$ 218.6	5.7%

Shares outstanding - diluted	112.4		117.6		113.8		120.2
Earnings per share - diluted
Income before cumulative effect of change in accounting principle	$0.56		$0.65		$1.09		$1.82
Net income	$0.56		$0.65		$1.10		$1.82

Percentages may not add due to rounding.

JONES APPAREL GROUP, INC.
CONSOLIDATED OPERATING RESULTS
(UNAUDITED)

As required by the Securities and Exchange Commission Regulation G, the following table contains information regarding the non-GAAP adjustments used by the Company in the presentation of its financial results:

All amounts in millions except per share data

	THIRD QUARTER		NINE MONTHS
	2006	2005	2006	2005

Net income (as reported)	$ 63.0	$ 76.8	$ 125.5	$ 218.6
Provision for income taxes	37.8	44.3	107.1	131.2
Cumulative effect of change in accounting principle	-	-	(1.9)	-
Loss on sale of Polo Jeans Company business	-	-	45.1	-
Items affecting segment income:
Denim/manufacturing restructuring	1.0	15.2	1.0	15.2
Manufacturing inefficiencies and other fees	-	3.6	-	11.9
Severance and other expenses related to strategic review, and certain one-time items	11.7	0.4	40.5	0.4

Adjusted income before taxes	113.5	140.3	317.3	377.3
Adjusted provision for income taxes	42.6	51.3	119.0	141.5

Adjusted net income	$ 70.9	$ 89.0	$ 198.3	$ 235.8

Earnings per share - diluted (as reported)	$ 0.56	$ 0.65	$ 1.10	$ 1.82
Provision for income taxes	0.34	0.38	0.94	1.09
Cumulative effect of change in accounting principle	-	-	(0.01)	-
Loss on sale of Polo Jeans Company business	-	-	0.40	-
Items affecting segment income:
Denim/manufacturing restructuring	0.01	0.13	-	0.13
Manufacturing inefficiencies and other fees	-	0.03	-	0.10
Severance and other expenses related to strategic review, and certain one-time items	0.10	-	0.36	-

Adjusted income before taxes	1.01	1.19	2.79	3.14
Adjusted provision for income taxes	0.38	0.43	1.05	1.18

Adjusted earnings per share - diluted	$ 0.63	$ 0.76	$ 1.74	$ 1.96

Breakdown of items affecting segment income by segment:
Wholesale better apparel	$ 9.3	$ 0.1	$ 16.9	$ 0.1
Wholesale moderate apparel	1.1	18.8	1.8	27.1
Wholesale footwear and accessories	0.1	0.1	14.9	0.1
Retail	0.9	-	4.7	-
Licensing, other and eliminations	1.3	0.2	3.2	0.2

Adjusted earnings per share - diluted	$ 12.7	$ 19.2	$ 41.5	$ 27.5

Adjusted segment margins
Wholesale better apparel	16.0%	14.3%	15.2%	12.9%
Wholesale moderate apparel	7.5%	9.1%	9.7%	10.8%
Wholesale footwear and accessories	13.3%	17.9%	12.4%	14.8%
Retail	4.4%	7.5%	5.6%	7.8%

Total	10.0%	12.0%	10.0%	11.2%

JONES APPAREL GROUP, INC.
SEGMENT INFORMATION
(UNAUDITED)

All amounts in millions

(In millions)	Wholesale Better Apparel	Wholesale Moderate Apparel	Wholesale Footwear & Accessories	Retail	Licensing, Other & Eliminations	Consolidated
For the fiscal quarter ended September 30, 2006
Revenues from external customers	$ 320.7	$ 287.4	$ 260.0	$ 357.8	$ 15.1	$ 1,241.0
Intersegment revenues	41.9	0.9	16.0	-	(58.8)	-

Total revenues	362.6	288.3	276.0	357.8	(43.7)	1,241.0

Segment income	$ 48.8	$ 20.4	$ 36.7	$ 15.0	$ (9.0)	111.9

	13.5%	7.1%	13.3%	4.2%		9.0%
Net interest expense						(12.2)
Equity in earnings of unconsolidated affiliates						1.1

Income before provision for income taxes						$ 100.8

For the fiscal quarter ended October 1, 2005
Revenues from external customers	$ 396.7	$ 337.8	$ 262.2	$ 315.9	$ 14.9	$ 1,327.5
Intersegment revenues	41.7	1.1	9.6	-	(52.4)	-

Total revenues	438.4	338.9	271.8	315.9	(37.5)	1,327.5

Segment income	$ 62.6	$ 12.2	$ 48.5	$ 23.6	$ (7.3)	139.6

	14.3%	3.6%	17.8%	7.5%		10.5%
Net interest expense						(19.5)
Equity in earnings of unconsolidated affiliates						1.0

Income before provision for income taxes						$ 121.1

For the fiscal nine months ended September 30, 2006
Revenues from external customers	$ 887.7	$ 887.4	$ 691.1	$ 1,026.2	$ 37.9	$ 3,530.3
Intersegment revenues	112.7	3.0	38.5	-	(154.2)	-

Total revenues	1,000.4	890.4	729.6	1,026.2	(116.3)	3,530.3

Segment income	$ 135.6	$ 84.4	$ 75.3	$ 52.6	$ (35.5)	312.4

	13.6%	9.5%	10.3%	5.1%		8.8%
Loss on sale of Polo Jeans Company business						(45.1)
Net interest expense						(39.5)
Equity in earnings of unconsolidated affiliates						2.9

Income before provision for income taxes						$ 230.7

For the fiscal nine months ended October 1, 2005
Revenues from external customers	$ 1,125.9	$ 999.4	$ 748.7	$ 939.1	$ 40.1	$ 3,853.2
Intersegment revenues	114.6	4.0	30.6	-	(149.2)	-

Total revenues	1,240.5	1,003.4	779.3	939.1	(109.1)	3,853.2

Segment income	$ 160.2	$ 80.8	$ 115.4	$ 73.5	$ (26.5)	403.4

	12.9%	8.1%	14.8%	7.8%		10.5%
Net interest expense						(56.4)
Equity in earnings of unconsolidated affiliates						2.8

Income before provision for income taxes						$ 349.8

JONES APPAREL GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

All amounts in millions

	September 30, 2006	October 1, 2005
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$ 34.3	$ 29.4
Accounts receivable, net of allowances of $42.3 and $53.2 for doubtful accounts, discounts, returns and co-op advertising	572.3	649.1
Inventories	676.2	731.0
Deferred taxes	49.6	56.9
Other current assets	84.2	82.6

TOTAL CURRENT ASSETS	1,416.6	1,549.0
Property, plant and equipment, at cost, less accumulated depreciation and amortization	366.8	306.2
Goodwill	1,740.5	2,098.2
Other intangibles, less accumulated amortization	823.2	829.2
Other assets	51.2	56.5

	$ 4,398.3	$ 4,839.1

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Short-term borrowings	$ 191.2	$ 378.5
Current portion of long-term debt and capital lease obligations	4.0	227.9
Accounts payable	285.7	268.2
Income taxes payable	64.1	63.4
Accrued expenses and other current liabilities	172.8	185.7

TOTAL CURRENT LIABILITIES	717.8	1,123.7

NONCURRENT LIABILITIES:
Long-term debt and obligation under capital leases	789.7	790.5
Deferred taxes	194.7	175.7
Other	122.5	95.5

TOTAL NONCURRENT LIABILITIES	1,106.9	1,061.7

TOTAL LIABILITIES	1,824.7	2,185.4

STOCKHOLDERS' EQUITY	2,573.6	2,653.7

	$ 4,398.3	$ 4,839.1

JONES APPAREL GROUP, INC.
STATEMENTS OF CASH FLOWS
(UNAUDITED)

All amounts in millions

	Nine Months Ended
	September 30, 2006	October 1, 2005

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$ 125.5	$ 218.6

Adjustments to reconcile net income to net cash provided by operating activities, net of sale of Polo Jeans Company business:
Loss on sale of Polo Jeans Company business	45.1	-
Cumulative effect of change in accounting for share-based payments	(3.1)	-
Depreciation and amortization	77.3	76.9
Equity in earnings of unconsolidated affiliates	(2.9)	(2.8)
Dividends received from unconsolidated affiliates	-	1.3
Provision for losses on accounts receivable	0.8	0.5
Deferred taxes	20.2	37.4
Other items, net	1.6	5.8
Changes in operating assets and liabilities:
Accounts receivable	(114.2)	(200.7)
Inventories	(55.5)	(66.3)
Prepaid expenses and other current assets	12.8	(5.0)
Other assets	2.4	3.7
Accounts payable	29.0	8.3
Income taxes payable	9.9	33.3
Accrued expenses and other liabilities	12.3	(9.4)

Total adjustments	35.7	(117.0)

Net cash provided by operating activities	161.2	101.6

CASH FLOWS FROM INVESTING ACTIVITIES:
Net proceeds from sale of Polo Jeans Company business	350.6	-
Capital expenditures	(115.4)	(60.6)
Payments relating to Barneys acquisition	-	(4.1)
Payments relating to Maxwell acquisition	-	(0.1)
Acquisition of intangibles	-	(0.1)
Capital contributions to unconsolidated affiliates	-	(0.7)
Other	0.1	0.6

Net cash provided by (used in) investing activities	235.3	(65.0)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net borrowings under credit facilities	61.7	309.2
Redemption at maturity of 7.875% Senior Notes	(225.0)	-
Redemption at maturity of 8.375% Senior Notes	-	(129.6)
Principal payments on capital leases	(3.2)	(3.4)
Debt issuance costs	-	(0.5)
Purchases of treasury stock	(211.9)	(199.3)
Dividends paid	(40.7)	(38.4)
Proceeds from exercise of employee stock options	19.3	10.5
Excess tax benefits from share-based payment arrangements	2.3	-

Net cash used in financing activities	(397.5)	(51.5)

EFFECT OF EXCHANGE RATES ON CASH	0.4	(0.7)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(0.6)	(15.6)
CASH AND CASH EQUIVALENTS, BEGINNING	34.9	45.0

CASH AND CASH EQUIVALENTS, ENDING	$ 34.3	$ 29.4